UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2013 (September 20, 2013)

WESCO International, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 001-14989

Delaware	25-1723342
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

225 West Station Square Drive
Suite 700
Pittsburgh, Pennsylvania 15219	(412) 454-2200
(Address of principal executive offices)	(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
Amendment to Accounts Receivable Securitization Facility
On September 20, 2013, WESCO Distribution, Inc. (“WESCO Distribution”) and its subsidiary WESCO Receivables Corp. entered into an amendment (the “Amendment”) of the Third Amended and Restated Receivables Purchase Agreement (the “Receivables Facility”). The Amendment increases the purchase limit under the Receivables Facility from $475 million to $500 million, with the opportunity to exercise an accordion feature which permits increases in the purchase limit of up to an additional $100 million, extends the term of the Receivables Facility to September 20, 2016, and adds and amends certain defined terms. The Amendment also reduces the interest rate spread and commitment fee from 1.10% to 0.95% and from 0.55% to 0.45%, respectively. Substantially all other provisions of the Receivables Facility remain unchanged.
The foregoing is a summary of the material terms and conditions of the Amendment and not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Amendment attached to this Current Report as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated by reference herein in its entirety.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit 10.1
Eighth Amendment to Third Amended and Restated Receivables Purchase Agreement, dated as of September 20, 2013, among WESCO Receivables Corp., WESCO Distribution, Inc., the Purchasers and Purchaser Agents party thereto and PNC Bank, National Association, as Administrator.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 23, 2013	WESCO INTERNATIONAL, INC.
(Date)
/s/ Kenneth S. Parks
Kenneth S. Parks
Vice President and Chief Financial Officer